Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Applied Minerals, Inc. (the “Company”) on Form 10-K /A (AMENDMENT NO. 1) for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof, I, Christopher T. Carney, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 20 , 2012	By:	/s/ CHRISTOPHER T. CARNEY
Christopher T. Carney
Chief Financial Officer